Exhibit 10.1

Packaging Corporation of America

Amended and Restated 1999 Long-Term Equity Incentive Plan

Executive Officer Restricted Stock Award Agreement

By this agreement, Packaging Corporation of America (“PCA” or the “Company”) grants to you the following restricted shares of the Company’s common stock, $.01 par value, subject to the terms and conditions set forth below, in the attached Plan Prospectus, and in the Amended and Restated 1999 Long-Term Equity Incentive Plan, as may from time to time be amended and/or restated (the “Plan”), all of which are an integral part of this Agreement. A copy of the Amended and Restated 1999 Long-Term Equity Incentive Plan may be obtained from the Company upon request.  Capitalized terms used and not defined herein have the meanings given to them in the Plan.

Grant Date: June 26, 2018

Number of Restricted Shares Awarded:

Fair Market Value at Grant:

Restriction Expires:  June 26, 2022

The shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction and will bear an appropriate legend specifying the applicable restrictions thereon, and, if requested, the participant will be required to execute a blank stock power therefor. During the period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

This award is further subject to the Company’s compensation recovery policy in effect from time to time.

Except as otherwise provided by the Board of Directors:

(1)

at such time as a Participant ceases to be a director, officer, or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death or Disability, during any period of restriction, all restrictions on the shares granted to the Participant shall lapse;

(2)

at such time as a Participant ceases to be, or in the event a participant does not become, a director, officer, or employee of, or otherwise perform services for, the Company or its Subsidiaries for any other reason, all shares of restricted stock granted to such Participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

If a Change in Control occurs prior to the fourth anniversary of the Date of Grant, then all restrictions on the shares granted to the Participant will lapse on the date of such Change in Control.  Notwithstanding the foregoing, the restrictions will not lapse upon a Change in Control if an award meeting the following requirements (the “Replacement Award”) is provided in substitution hereof:

(i)

it relates to equity securities of the Company or its successor following the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control and such equity securities are publicly traded and registered under the Securities Exchange Act of 1934;

(ii)	it has a value at least equal to the value of this award as of the date of the Change in Control as determined by the Committee;
(iii)

it does not contain any performance goals and vesting is subject only to continued service with the Company or its successor following the Change in Control through the fourth anniversary of the original Grant Date.

(iv)

its forfeiture provisions, transfer restrictions and any other restrictions lapse upon the fourth anniversary of the original Grant Date; provided, however, that such restrictions will lapse, and the shares will fully vest, if within two years after the date of the Change in Control, the Participant’s employment is terminated by the Company without Cause or the Participant resigns for Good Reason; and

(v)	the terms and conditions of the Replacement Award with respect to dividends and a subsequent change in control are not less favorable to the Participant than the terms and conditions of this award.

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of this award or such other form approved by the Committee provided that the preceding requirements of this subsection are satisfied. The determination of whether the requirements are satisfied shall be made by the Committee, as constituted immediately prior to the Change in Control, in its sole discretion. In the event of a Change in Control, Participant agrees to accept a Replacement Award meeting the above conditions in substitution of this award.

"Good Reason" means:  (i) a change in the Participant’s job title or position, which results in a material diminution in authority, duties or responsibilities; (ii) any material breach of this agreement by the Company of any material obligation of the Company for the payment or provision of compensation or other benefits to the Participant; (iii) a material diminution in Participant’s compensation or a failure by the Company to provide an arrangement for the Participant for any fiscal year of the Company giving the Participant the opportunity to earn an incentive award for such year; or (iv) the Company requires Participant to materially change the location of Participant’s principal office; provided such new location is one in excess of 35 miles from the location of Participant’s principal office before such change.

Please indicate your acceptance of this Agreement by signing in the space provided below and returning this page to Halane Young, Executive Director, Compensation & HR Systems, located in Lake Forest.

Accepted and Agreed:		Packaging Corporation of America
BY:

Date